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                                                                   EXHIBIT 10.27

                        SETTLEMENT AGREEMENT AND RELEASE

          This Settlement Agreement and Release ("Agreement") is entered into this 24th day of May, 2001, by and between Rick Cossano ("Cossano"), on the one hand, and FiNet.com, Inc., a Delaware corporation ("Finet"), on the other hand.

                                    RECITALS

          WHEREAS, Cossano entered into an Employment and Compensation Agreement, dated December 28, 1999, with FiNet to become President and Chief Executive Officer of FiNet (the "FiNet Employment Agreement"); and

          WHEREAS, Cossano has chosen to voluntarily resign from his positions as President and Chief Executive Officer of FiNet and as a director on FiNet's Board of Directors and, also, his positions as President and Chief Executive Officer of Monument Mortgage, Inc., FiNet's wholly owned subsidiary ("Monument"), and as a director on Monument's Board of Directors; and

          WHEREAS, Cossano has asked for and FiNet has agreed to provide certain consideration, as set forth below, in order to assist him with his transition; and

          WHEREAS, FiNet and Cossano are hereinafter sometimes collectively referred to as "Party" or "Parties" for purposes of this Agreement; and

          NOW THEREFORE, the Parties, in consideration of the following conditions, covenants, and promises agree as follows:

                                    AGREEMENT

A.   MONETARY CONSIDERATION

          1. Under the terms of Section 10(b) of the FiNet Employment Agreement, Cossano is entitled to receive six months of base salary as severance pay in an amount of One Hundred Eighty Seven Thousand Five Hundred Dollars ($187,500). In addition, Cossano is entitled to receive a bonus in an amount of Six Thousand Two Hundred Fifty Dollars ($6,250),

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which together equals and totals One Hundres Ninety Three Thousand seven Hundred
Fifty Dollars ($193,750) ("Severance Amount"). Since his resignation, Cossano has received payments equal to his monthly base salary under FiNet's normal payroll practices. Upon FiNet's receipt of an executed copy of this Agreement by Cossano and the time periods for revoking the waivers and releases as set forth in Section C herein have expired, FiNet will pay within seven (7) business days, in a lump sum, the remaining portion of the Severance Amount which has not already been paid to Cossano during the transition period following his resignation.

          2. As to the lump sum payment of the remaining portion of the Severance Amount which has not already been paid to Cossano in the form of salary, FiNet shall make no deduction for tax withholdings and shall not issue a Form W-2, but shall issue a Form 1099 with respect to this payment. Each Party acknowledges and agrees that the other Party has made no representation regarding the tax consequences of any amounts paid or received by them pursuant to this Agreement. Cossano agrees to pay his share of all FICA taxes and to pay all federal and state income taxes owed by him as a result of his receipt of this payment. Cossano agrees to defend, indemnify and hold harmless FiNet and its subsidiaries, from any liability (including attorneys' fees, costs, interest and penalties) required of FiNet or its subsidiaries by any governmental agency as a result of Cossano's failure to pay any taxes owed by him as a result of this payment. FiNet agrees to give Cossano notice of any inquiry, claim or demand from any governmental agency concerning the payment of this sum prior to incurring any related defense costs.

          3. Cossano intends for payment of Severance Amount to be the total sum received by Cossano and his former, current, past or future family members, wives, children, spouses, partners, representatives, agents, principals, attorneys, dependents, employees, insurers, physicians, successors, affiliates, estates, executors, corporations, partners, members, heirs and assigns, or any of them, in connection with, relating to, or arising out of the matters released in this Agreement. No additional monetary sums or stock or options or warrants of any kind or amount, including, but not limited to, economic or noneconomic damages of any kind, tort

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damages, contract damages, attorneys' fees, costs, medical expenses, wages, bonuses, liens or taxes are to be paid to Cossano or his partners, representatives, agents, principals, attorneys, dependents, employees, medical providers, insurers, successors, affiliates, estates, executors, firms, family members, corporations, wives, partners, children, grandchildren, heirs and assigns, or any of them, by FiNet or its respective past, current or future partners, parents, subsidiaries, affiliates, predecessors, principals, joint venturers, franchisees, franchisees' employees, independent contractors, representatives, successors, assigns, owners, employees, attorneys, officers, directors, shareholders, agents, heirs, family members, executors, indemnitees, indemnitors, insureds and insurers.

B.   NO ADMISSION OF LIABILITY

          Cossano hereby acknowledges and agrees that the provisions of this Agreement are made in compromise, and that by entering into this Agreement and by performing the obligations hereunder, no Party or other person or entity concedes or admits that any allegation, charge, claim or fact. Cossano further acknowledges and agrees that neither the execution of this Agreement nor anything contained herein is intended to be nor shall be construed for any purpose by any person or entity whatsoever as an admission by any Party of any liability of any kind or nature whatsoever.

C.   RELEASE

          1. Except as otherwise provided herein, Cossano, in each and every one of his respective capacities, on behalf of himself, and on behalf of any person or entity who could claim by, through or under Cossano, including, but not limited to, his respective past, present or future partners, representatives, agents, partners, principals, attorneys, dependents, employees, employers, health care providers, medical providers, insurers, successors, affiliates, estates, executors, wives, family members, children, spouses, grandchildren, parents, heirs and assigns, (collectively, "Releasors") hereby releases and forever discharges FiNet and its respective present, past and future partners, direct and indirect subsidiaries, affiliates, predecessors, principals, joint venturers, franchisees, franchisees' employees, independent contractors,

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indemnitors, indemnitees, family members, heirs, representatives, estates, executors, dependents, parents, children, spouses, physicians, successors, assigns, owners, employees, employers, attorneys, officers, directors, shareholders, agents, unit holders, insureds and insurers, and all persons acting by, through, or in any concert with any of them, and each of them, (collectively referred to as "Releasees"), individually and jointly, from any and all charges, complaints, promises, agreements, controversies, suits, rights, demands, costs, losses, debts, actions, any tort, contract, statutory or other causes of action, claims, judgments, obligations, damages, liabilities and expenses, including, but not limited to, any claims for attorneys' fees and costs, of whatever kind and character, known and unknown, suspected and unsuspected, anticipated and unanticipated ("Claim" or "Claims"), which Releasors, and each of them, now has, owns or holds, or claims to have owned or held, against each or any of the Releasees on or before the Date of the Execution of this Agreement, or may have against any of the Releasees in the future based upon, arising out of, or relating to any act or conduct by any of the Releasees occurring on or before the Date of Execution of this Agreement.

          2. This release of all known and unknown, suspected or unsuspected, anticipated or unanticipated Claims specifically includes without limitation:

          (a) any Claims alleged or referred to, directly or indirectly, or in any way connected with, or arising out of, or which may hereafter be claimed to arise out of the FiNet Employment Agreement;

          (b) any Claims for FiNet shares, options or warrants, salary, benefits, bonuses, including, but not limited to, any Claims for shares, options or warrants, salary, benefits, bonuses pursuant to the FiNet Employment Agreement,

          (c) any Claims arising out of, in connection with or relating to events or circumstances involving FiNet or Monument which took place prior to or during Cossano's tenure with FiNet or Monument; and

          (d) any Claims arising out of, in connection with or relating to Cossano's recruitment, hiring, relocation, employment or termination or resignation of employment with

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FiNet or Monument including, but not limited to, claims of: (i) employment discrimination, harassment or retaliation arising out of or relating to Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C.A. Section 2000 ET SEQ.), the federal Americans With Disabilities Act (42 U.S.C.A. Section 12101 et seq.), the California Fair Employment and Housing Act (California Government Code section 12900 ET SEQ.), the federal Occupational Safety and Health Act of 1970 (29 U.S.C.A. Section 651 ET SEQ.), the California Occupational Safety and Health Act of 1973 (California Labor Code section 6300, ET SEQ.), the federal Family and Medical Leave Act of 1993 (29 U.S.C. Section 2601 ET SEQ.), Labor Code section 132a, or the United States and/or California Constitution (specifically including any claims for violation of Article I, Section 1 and/or
8); or (ii) violation of the California Labor Code (specifically including any claims for disputed compensation and vacation pay), or the federal Fair Labor Standards Act and the federal Equal Pay Act of 1963 (29 U.S.C.A. Section 201 ET SEQ.); or (iii) violation of the Confidentiality of Medical Information Act (California Civil Code section 56 ET SEQ.); for retirement benefits under the Employee Retirement Income Security Act (Title 29 U.S.C.A. Section 1000 ET SEQ.); benefits under the California workers' compensation laws relating to Cossano's recruitment, hiring, employment, termination, resignation of employment with FiNet or Monument, or (iv) any other tort, statutory or contract claim arising under federal, state or local statutes, regulations, ordinances or common law, including but not limited to: RICO claims, RESPA claims, whistle blower claims, other statutory claims, constructive discharge claims, wrongful discharge in violation of public policy claims, defamation claims, invasion of privacy claims, emotional distress claims, loss of consortium claims, intentional or negligent interference with prospective economic advantage claims, and misrepresentations claims.

          3. It is expressly understood by the Releasors, and each of them, that the release given by the Releasors, and each of them, pursuant to this Agreement, includes the release of all Claims, known or unknown, anticipated or unanticipated, suspected or unsuspected, which the Releasors, and each of them, may have against the Releasees, and each of them, arising prior to the Date of Execution of this Agreement.

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          4.   The Releasors, and each of them, expressly declare that they have read, understood and knowingly waived any and all rights each of them may have under the provisions of California Civil Code Section 1542 and any comparable federal or state statute or rule of law. California Civil Code Section 1542 provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

          5. In this connection, the Releasors, and each of them, hereby agree, represent and warrant that they realize and acknowledge that factual matters now unknown may have given or hereafter may give rise to Claims, causes of action, demands, debts, damages, costs, losses and expenses which are now unknown, unanticipated and unsuspected, and the Releasors, and each of them, agree and represent that this Release has been negotiated and agreed upon in light of this realization, and that the Releasors, and each of them, nevertheless, hereby intend to assume such risk and to release, discharge and acquit the Releasees, and each of them, from any such known or unknown, anticipated or unanticipated, suspected or unsuspected Claims, causes of action, demands, debts, controversies, damages, costs, fees, losses and/or expenses which are in any way related to the matters described hereinabove or otherwise and which accrued by virtue of any act or omission which occurred prior to the Date of Execution of this Agreement.

          6. The general release contained in this Agreement specifically includes a waiver and release of all claims which Cossano may have under the federal Age Discrimination In Employment Act, as amended, 29 U.S.C. Section 621, ET. SEQ. (hereinafter referred to as "ADEA") or under the federal Americans With Disabilities Act (42 U.S.C.A. Section 12101 et seq. ("ADA") based on his employment with Finet, or the cessation of his employment with Finet, or any act or event or omission occurring on or before the date on which Employee

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executes this Agreement. The ADEA and ADA releases contained herein does not cover rights or claims which may arise after the date on which Cossano signs this Agreement. By signing this Agreement, Employee acknowledges and agrees that he has been advised to consult with an attorney before signing this Agreement; that he has up to twenty-one (21) calendar days from the date he is presented with this Agreement to consider whether or not to sign it; that he is knowingly and voluntarily waiving and releasing his rights under the ADEA and ADA only in exchange for consideration (something of value) in addition to anything of value to which he is otherwise entitled, and that if he signs this Agreement, he will have the right to revoke the waiver and release of claims under the ADEA and the ADA within seven (7) calendar days of signing this Agreement and that the ADEA and ADA release shall not become effective or enforceable until after this revocation period has expired. Cossano may revoke this Agreement by delivering a written notice to the address listed below which is received by FiNet within eight (8) days of his signing this Agreement: FiNet.com, Inc., Attn. Allen Malmuth, 2527 Camino Ramon, Suite 200, San Ramon, CA 94583. The ADEA and ADA releases and waivers described in this paragraph are of the essence to this Agreement and revocation of the ADEA or ADA waivers and releases shall constitute revocation of this entire Agreement and, in such event, FiNet will have no obligation hereunder, including, but not limited to, no obligation to pay any sums.

          7. Cossano represents and warrants to each of the Releasees that Cossano is the owner of the Claims being released hereby, and that he has not previously assigned, transferred, hypothecated, or purported to assign, transfer or hypothecate any claim or portion thereof which is not released hereby to any other person or entity. Cossano hereby agrees to defend, indemnify and hold harmless the Releasees from any of the Claims released hereby.

D.   THE ABSENCE OF ANY LIEN HOLDER OR SUBROGATION RIGHTS.

          Cossano and Finet, and each of them, represent, warrant and covenant to each other that no lien holder exists and no persons or entities have any subrogation rights, including but not limited to insurers, governmental agencies or governmental programs, with regard to either the monetary consideration being paid by FiNet under this Agreement or any of the claims

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released by the Releasees, and each of them, pursuant to this Agreement.
Cassano, and each of them, agrees to indemnify, hold harmless and defend the Releasees, and each of them, should any person or entity assert a lien or subrogation right with respect to any claim released under this Agreement. With regard to the monetary consideration paid by FiNet pursuant to this Agreement, FiNet agrees to indemnify, hold harmless and defend Cassano should any person or entity assert a lien or subrogation right with respect to the monetary consideration.

E.   RECITALS.

          The recitals contained in this Agreement are hereby made a part of the terms and provisions of this Agreement, and shall be binding on the Parties as if fully set forth herein.

F.   CONFIDENTIALITY AND NON-DISPARAGEMENT.

          1. Cossano has not and will not communicate the terms or conditions of this Agreement to any other person or entity or local, state or federal agency, including but not limited to, members of the media, unless ordered to do so by a Court of competent jurisdiction in which case such disclosure will be made under Court ordered seal, to the extent possible, and the absolute minimum necessary disclosure will be made. Notwithstanding the foregoing, Cossano may disclose such terms in confidence to his or her attorneys, accountants, tax advisors, and spouse, provided that such persons also agree to this pledge of confidentiality, and may make the minimum disclosure necessary to file tax returns or to the extent necessary to enforce this Agreement.

          2. FiNet agrees that it will only disclose the terms or conditions of this Agreement to individuals or entities with a legitimate need-to-know and may disclose this Agreement to the extent necessary to comply with all federal or state law, including, but not limited to, securities and tax law.

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          3.   Cossano shall not make any voluntary statement of any kind which is disparaging to Finet, or its subsidiaries or to their respective past or present directors, officers or management employees, and shall not make any voluntary statement of any kind which is calculated to, or which foreseeably will, damage the business or reputation of Finet, or its subsidiaries or their respective past or present directors, officers or management employees.

          4. Finet, through its directors and officers, will not make any voluntary statement of any kind which is disparaging to Cossano or which is calculated to, or which foreseeably will, damage Cossano's reputation. FiNet will inform its directors and officers of this provision and will direct them not to make any such statements.

G.   EMPLOYMENT RESIGNATION

          1. The Parties agree that Cossano voluntarily resigned from his employment with Finet.

          2. Cossano agrees and reaffirms that Sections 4, 7, 10, 11, 12, 13, 14, 15 and 16 of the FiNet Employment Agreement survived its termination due to Cossano's resignation; and agrees, covenants and warrants that Cossano has and will continue to comply with Sections 4, 7, 10, 11, 12, 13, 14, 15 and 16 of the FiNet Employment Agreement.

          3. In the event an inquiry is made about Cossano, the head of human resources at FiNet would respond to the inquiry and advise that Cossano voluntarily resigned from his position as Finet's President and Chief Executive Officer, provide the dates of employment, and not provide any other information.

H.   NO OTHER COMPLAINTS.

          1. Cossano represents, warrants and covenants that he has not filed or reported and will not file or report any administrative, civil or criminal complaints or lawsuits against the Releasees concerning the matters which took place during or prior to Cossano's tenure at FiNet or Monument or anything else, including, but not limited to, civil or administrative complaints with any local, state or federal agency or court.

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          2.   Cossano represents, warrants and covenants that, if any agency or court assumes jurisdiction of any complaint or lawsuit against Releasees on behalf of Cossano, he will request that such agency or court withdraw from the matter and will not accept, either directly or indirectly, any remedy obtained through the efforts of such agency or court.

          3. Cossano warrants and covenants not to assist voluntarily, or otherwise encourage or cooperate with, anyone in the filing of any civil or governmental or administrative complaint or lawsuit (or participate in any class action) against the Releasees. Nothing contained in this Agreement, however, shall be construed to interfere in any way with Cossano's legal obligations pursuant to a subpoena or other government compelled process.

I.   DEFENSE TO SUBSEQUENT ACTIONS.

          This Agreement may be pled as a full and complete defense to, as well as used as the basis for, an injunction against any action, claim, suit, arbitration or other proceeding which may be instituted, prosecuted or maintained in breach of this Agreement.

J.   ENTIRE AGREEMENT AND DISPUTES UNDER THE AGREEMENT.

          1. This Agreement constitutes the entire agreement between the Parties with reference to the subject matter contained herein, and all prior negotiations and understandings between the Parties are merged into and superceded by this Agreement.

          2. Any dispute or claims arising out of or related to this Agreement will first be mediated through and at the offices of Judicial Arbitration and Mediation Services' ("JAMS") San Francisco's office. If the dispute or claim is not resolved through mediation, the dispute or claim will be arbitrated at JAMS' San Francisco Office before a retired Judge (who did not participate in the mediation), after the Parties have had the opportunity to undertake written and oral discovery, including depositions. The prevailing Party will be entitled to recover their costs, including reasonable attorneys' fees.

K.   MODIFICATIONS OR AMENDMENTS.

          This Agreement may not be altered, modified, amended or changed in any respect or particular whatsoever, except by a writing duly executed by all of the Parties.

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L.   OPPORTUNITY TO CONSULT WITH ATTORNEY.

          Cossano hereby agrees, represents and warrants (a) that he has had the opportunity to consult an attorney concerning the content and legal effect of this Agreement; (b) that he has read this Agreement or has had the same read to her by his counsel; and (c) that he is fully aware of its contents and legal effect.

M.   INTERPRETATION OF THE AGREEMENT.

          1. The validity, interpretation and performance of this Agreement shall be controlled by, and construed under the laws of the State of California.

          2. The paragraph headings hereof are for the convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

          3. Cossano acknowledges that the Agreement has been jointly drafted by the Parties and that they have reviewed and revised the Agreement, or have had the opportunity to revise the Agreement; accordingly, any ambiguity contained herein shall not be construed for or against any Party.

N.   SEVERABILITY.

          If any provision or part of this Agreement is held to be invalid, illegal, void or unenforceable for any reason whatsoever, the remaining provisions or parts hereof shall nevertheless continue in full force and effect without being impaired or invalidated in any way, except where otherwise so provided in this Agreement.

O.   NO WAIVER.

          The waiver by any Party of the performance of any covenant, condition, promise or representation contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other covenant, condition, promise or representation, nor shall it be considered an agreement to waive the same covenant, condition or promise in the future.

P.   IF THE AGREEMENT DOES NOT BECOME EFFECTIVE.

          The Parties agree that if this Agreement does not become effective for any reason, this Agreement shall be deemed negotiations for settlement purposes only and will not be

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admissible in evidence for any purposes whatsoever, and will not be admissible at any arbitration, trial or appeal, except that this Agreement may be introduced in a proceeding to enforce the Parties' settlement.

Q.   ATTORNEYS' FEES.

          Each Party shall pay their own, respective attorneys' fees and costs with regard to the Claims resolved hereby and in the preparation of this Agreement.

R.   SUCCESSORS AND HEIRS.

          Cossano expressly covenant and agree that this Agreement shall inure to the benefit of, and be binding upon, their respective heirs, administrators, executors, representatives, family members, wives, children, firms, successors, trustees, insurers, beneficiaries, and assigns.

S.   BINDING AGREEMENT.

          This document may be signed in counterparts, and as executed, shall constitute one binding agreement, notwithstanding that all the Parties are not signatories to the original or same counterparts.

T.   DATE OF EXECUTION.

          The date set forth in the first paragraph of this Agreement shall be known as the "Date of Execution" of this Agreement.

          IN WITNESS WHEREOF, Cossano and Finet, and each of them, have executed this Agreement, effective as of the date first above written.


 /s/ Rick Cossano                      FINET.COM, INC.
--------------------------------------
RICK COSSANO

                                       By:  /s/ L. Daniel Rawitch
                                          ---------------------------------
                                       Its: Interim Chief Executive Officer
                                          ---------------------------------

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